Exhibit 99.1

CONTACT:    Allen Danzey
Chief Financial Officer
706-876-5865
allen.danzey@dixiegroup.com

THE DIXIE GROUP REPORTS UPDATE ON COVID-19 RECOVERY PLAN
ALONG WITH Q1 2020 RESULTS

DALTON, GEORGIA (May 19, 2020) -- The Dixie Group, Inc. (NASDAQ: DXYN) today reported financial results for the first fiscal quarter ended March 28, 2020. For the first quarter of 2020, the Company had net sales of $80,578,000 as compared to $88,606,000 in 2019. For the first quarter of 2020 net sales were down 9.1% as compared to the same quarter in 2019. For the first quarter of 2020, the Company had a loss from continuing operations of $2,613,000 or $0.17 per diluted share as compared to a loss of $6,641,000 or $0.42 per diluted share in the first quarter of 2019.

Commenting on the results, Daniel K. Frierson, Chairman and Chief Executive Officer, said, “We had a slow start to our sales in January, but improved in February before finally seeing the slide in sales due to the COVID-19 crisis impact us the last three weeks of the quarter. Our low point in orders occurred around the Easter holiday and have improved each week since that time. As the extent of the COVID-19 pandemic became apparent, we implemented our continuity plan to maintain the health and safety of our associates, preserve cash, and minimize the impact on our customers. We limited travel for our associates, implemented work from home options where appropriate, and limited physical contact with our customers. We have had several cases of COVID-19 exposure in our operations for which we took appropriate cleaning and safety measures, including large scale COVID-19 testing, mandatory temperature checks prior to starting work, and deep cleaning and sanitation. With the beginning of the pandemic, our orders and sales declined dramatically in late March and early April. The first few weeks of April were impacted the most and our sales and orders decreased over 50% for the month of April. Since the second week of April, our sales and orders have continued to improve and in May we anticipate sales and orders being down in the 35% range but continuing to improve sequentially. Many of our customers are reopening and beginning to generate business. We would expect business to continue improving and be at more normal levels later this year. Until then, we have reduced our running schedules for most facilities to one shift, just beneath our shipping levels, so we could maintain order flow to those customers for which we still had requirements, while simultaneously reducing inventories to align them with our lower customer demand. In order to preserve cash, we have placed a large percentage of our associates either on rotating layoff or furlough.

We have reduced our anticipated spending in the current year by approximately $14 million. These spending reductions include cutting non-essential expenditures, reducing capital expenditures, select job eliminations, and temporary salary reductions. We also deferred new product introductions and reduced our sample and marketing expenses for 2020. We have worked with suppliers, lenders and landlords to extend payment terms in the second quarter for existing agreements. We are taking advantage of deferral of payroll related taxes under the CARE act as well as deferring payments into our defined contribution retirement plan. We have modified our senior credit facility to provide additional flexibility with regard to loan availability during this uncertain period. This bank amendment to our senior credit facility has increased our borrowing costs slightly while reducing the size of the lending facility to better fit our reduced borrowing base as we continue to reduce our inventories to improve liquidity. The company’s availability under its long term credit agreement is currently $10.7 million. As part of the modification to the senior debt facility, the Company has agreed to pursue additional fixed asset loans. However, if the economic crisis is more severe than anticipated it will seek additional sources of funding and/or other actions as deemed necessary. Though we are not certain with regard to the long term impacts of the COVID-19 crisis, we do not anticipate significant, long term changes to our markets or operating practices. We look forward to our markets returning to normal as we see many of our customers opening back up across the country as states are loosening the restrictions on retail and construction sectors of our economy.

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The Dixie Group Reports First Quarter 2020 Results

May 19, 2020

Our residential product sales were down 7.3% for the quarter with the industry, we estimate, being down mid-single digits as compared to the prior year. Our residential sales were the most impacted through our mass merchant sales channel with relatively stronger sales from our traditional flooring retailers up until the crisis hit. Despite the impact of the COVID-19 pandemic, our residential hard surface sales were still up over 80% from the first quarter of 2019. All brands in specialty retail were strong. Hard surface sales were gaining a lot of momentum in both TRUCOR™ and
Fabrica Wood. Our 2020 winter market season was our best in many years. Dealer sentiment was very positive, and our new products and innovations were very well received. We showcased more than 50 new soft surface products including two key innovations. First, we introduced the TECHnique Collection, a new tufting innovation which delivers a clean crisp, woven like visual for beautiful patterns. We will utilize TECHnique in both wool and nylon in our Masland and Fabrica divisions. We also launched Colorplay technology, a patent pending yarn technology which creates unique color variation and striations in solution dyed nylon carpets. Colorplay delivers a natural aesthetic and beautiful visual in our new introduction “Grace”, which will be launching in our Masland division. We are also expanding our EnVision 6,6™ nylon product offering with 10 new products for 2020. EnVision 6,6™ has gained traction and created growth in our Dixie Home line over the past 18 months. We are moving EnVision 6,6™ into Masland and Fabrica in 2020. Consumer traffic dropped significantly as everyone became focused on social distancing and staying at home to protect one another. Since mid-March, we have seen a sharp decline in demand, driven by government actions to contain and reduce the spread of the COVID-19 virus. With our new products ready to launch, we are poised to rebuild our specialty retail momentum once our customers are allowed to reopen and consumer demand returns.

We have continued to focus on growing our luxury vinyl flooring business. In hard surfaces, we are building out our TRUCOR™ Rigid Core offering in Dixie Home and Masland with 47 new products. We introduced two key innovations. The first is TRUCOR™ Tile with Integrated Grout Technology. In this technology the I4F based click system is engineered to mimic a grout joint. We are launching this program with 12 beautiful visuals in multiple sizes including exquisite 24”x24” Carrara marble designs. We are also launching our new TRUCOR Prime™ WPC program, including 18 oversized planks in contemporary, clean visuals. The feature product in this offer is our XXL plank - 10 inches wide, 84 inches long, and inspired by high end French Oak visuals. This is the longest and widest rigid core product on the market. We are also expanding our Fabrica wood program with nine new products including European White Oak and American Hickory. This enhancement will give us colors, finishes, and price points to continue growing this new offering in our Fabrica division. In early 2020, we began hiring a dedicated hard surface sales team. As of mid-March, we had hired 7 sales people to focus on hard surface sales in key markets. All of these sales people bring a strong background in rigid core and wood sales. We plan to continue expanding this hard surface sales team going forward.

Our commercial product sales in the first quarter were down 12.9% on a year over year basis while the industry we believe was down in the low single digits for the same time periods. Our commercial modular carpet tile sales were more impacted than our broadloom sales for the period. Our commercial hard surface sales were up over 40% for the period relative to a year ago. In the first quarter of 2020, Atlas | Masland Contract became AtlasMasland, still offering the same innovative product lines under one dedicated sales force.

Our commercial business is excited to launch a comprehensive collection of patterns and colorways targeted in the Living market. We believe that this collection, launched in complementary folders named Achievements and Blossoming, provides designers with the soft surface offering to create places for experiences that inspire all generations. Working with our industry-leading Area Rug programs and our extensive LVT offering, we provide a complete flooring offering for specifiers to successfully design outstanding projects in the Living market. LIVING began with an innovative concept to creatively combine elements of Senior Living, Multifamily and Hospitality into one complete offering. From this vision, the dual portfolios of Achievement and Blossoming were devised. Both encompass an extensive selection of broadloom and carpet tile patterns, ideal for an array of interior applications. The on-trend color palette offers a diverse mixture of sophisticated neutrals and vibrant brights that can either soothe or energize an environment while adding the exceptional performance benefits of Universal Fibers Nylon 6,6 with Permanent Stain Resistance.

We are excited to celebrate 100 years in business in 2020. Over our 100-year history, the company has transformed itself again and again. Just as the second world war required we adapt to change, we are adapting to the issues confronting us in the current pandemic. We are proud of our history and heritage, and we are excited about starting the next 100 years as a company,” Frierson concluded.

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The Dixie Group Reports First Quarter 2020 Results

May 19, 2020

Our gross profit for the first quarter of 2020 was 23.6% of net sales as compared to a gross profit of 21.4% in 2019. The increased gross profit was the result of improvements in operations from the prior year quarter. Selling and administrative expenses for the quarter were down from $21.7 million in the first quarter of 2019 to $20.4 million in the first quarter of 2020. However, due to the lower sales volume our selling and administrative costs were 25.3% of net sales as compared to 24.4% of sales for the first quarter of 2019. Our receivables increased $1.1 million during the quarter due to normal seasonal patterns. Inventories increased $2.7 million due to normal seasonal growth. Our capital expenditures for the year of 2020 were revised downward to a planned level of approximately $3.5 million. For the first quarter our capital expenditures were $794 thousand as compared to depreciation and amortization of $3.0 million. Interest expense was $1.3 million in the quarter versus $1.7 million in the same quarter of 2019. Outside of our operating lease liabilities, the total of our long term debt, including the short term portion, increased $2.3 million during the first quarter due to normal seasonal increases in working capital.

A listen-only Internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's website at www.thedixiegroup.com. The simulcast will begin at approximately 11:00 a.m. Eastern Time on May 19, 2020. A replay will be available approximately two hours later and will continue for approximately 30 days. If Internet access is unavailable, a listen-only telephonic conference will be available by dialing (877) 407-0989 and entering 13701164 at least 10 minutes before the appointed time. The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, AtlasMasland and Dixie International brands.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management and the Company at the time of such statements and are not guarantees of performance. Forward-looking statements are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company's results include, but are not limited to, availability of raw material and transportation costs related to petroleum prices, the cost and availability of capital, integration of acquisitions, ability to attract, develop and retain qualified personnel and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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The Dixie Group Reports First Quarter 2020 Results

May 19, 2020

THE DIXIE GROUP, INC.
Consolidated Condensed Statements of Operations
(unaudited; in thousands, except earnings per share)

	Three Months Ended
	March 28, 2020	March 30, 2019

NET SALES	$80,578	$88,606
Cost of sales	61,585	69,687
GROSS PROFIT	18,993	18,919
Selling and administrative expenses	20,397	21,660
Other operating (income) expense, net	(92)	26
Facility consolidation and severance expenses, net	24	2,091
Impairment of assets	—	5
OPERATING LOSS	(1,336)	(4,863)
Interest expense	1,285	1,720
Other income, net	(4)	(42)
Loss from continuing operations before taxes	(2,617)	(6,541)
Income tax provision (benefit)	(4)	100
Income (loss) from continuing operations	(2,613)	(6,641)
Income (loss) from discontinued operations, net of tax	(76)	(31)
NET INCOME (LOSS)	$(2,689)	$(6,672)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.17)	$(0.42)
Discontinued operations	(0.01)	0.00
Net income (loss)	$(0.18)	$(0.42)

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.17)	$(0.42)
Discontinued operations	(0.01)	0.00
Net income (loss)	$(0.18)	$(0.42)

Weighted-average shares outstanding:
Basic	15,356	15,809
Diluted	15,356	15,809

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The Dixie Group Reports First Quarter 2020 Results

May 19, 2020

THE DIXIE GROUP, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	March 28, 2020	December 29, 2019
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$19	$769
Receivables, net	38,229	37,138
Inventories, net	98,227	95,509
Prepaid and other current assets	8,529	6,179
Total Current Assets	145,004	139,595

Property, Plant and Equipment, Net	63,254	65,442
Operating Lease Right-Of-Use Assets	24,034	24,835
Other Assets	14,853	17,787
TOTAL ASSETS	$247,145	$247,659

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$17,963	$16,084
Accrued expenses	27,890	25,418
Current portion of long-term debt	6,742	6,684
Current portion of operating lease liabilities	3,169	3,172
Total Current Liabilities	55,764	51,358

Long-Term Debt	83,870	81,667
Operating Lease Liabilities	21,378	22,123
Other Long-Term Liabilities	16,659	19,300
Stockholders' Equity	69,474	73,211
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$247,145	$247,659

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The Dixie Group Reports First Quarter 2020 Results

May 19, 2020

Use of Non-GAAP Financial Information:
(in thousands)

The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and prior period results, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. In considering our supplemental financial measures, investors should bear in mind that other companies that report or describe similarly titled financial measures may calculate them differently. Accordingly, investors should exercise appropriate caution in comparing our supplemental financial measures to similarly titled financial measures reported by other companies.

Non-GAAP Summary

	Three Months Ended
	March 28, 2020	March 30, 2019
Net income as reported	$(2,689)	$(6,672)
Income (loss) from discontinued operations	(76)	(31)
Income from continuing operations	(2,613)	(6,641)
Profit Improvement Plans	—	2,091
Facility consolidation and severance expenses, net	24	—
Impairment of Assets	—	5
Profit Improvement Plan related expenses	24	2,096
Income/Loss	$(2,589)	$(4,545)
Diluted shares	15,356	15,809
Adjusted loss per diluted share	$(0.17)	$(0.29)

Further non-GAAP reconciliation data are available at www.thedixiegroup.com under the Investor Relations section.

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